Exhibit 10.45

Staples, Inc.

Tax Services Reimbursement

•                                                                  Staples will reimburse certain senior executives, including the named executive officers, for up to $5,000 of tax services from a pre-approved list of approximately ten certified public accounting firms (not to include Staples’ auditors), with the CEO and Chairman each eligible to be reimbursed for up to $50,000 of services.

•                                                                  The services will include, but not be limited to, tax preparation and planning services and estate planning services.

•                                                                  The list of pre-approved C.P.A. firms will be selected by the CFO.

•                                                                  The CFO will ensure adherence to maximum reimbursement levels.

•                                                                  The Compensation Committee will receive an annual report on usage of this benefit (on a tax year basis).

•                                                                  In the event the CEO, upon consultation with the Compensation Committee, decides it is best to terminate this benefit, each individual who would have otherwise been eligible to receive expense reimbursement shall instead receive the benefit as additional annual compensation.